EXHIBIT 23.1 CONSENT OF THE LAW OFFICES OF HAROLD H. MARTIN, P.A.

Law Offices of Harold H. Martin, P.A.

19720 Jetton Road, 3rd Floor, Cornelius, North Carolina 28031

TELEPHONE (704) 584-0268

December 6, 2017

Board of Directors

Viva Entertainment Group Inc.

143-41 84th Drive

Briarwood, NY 11435

Re: Form S-8 Registration Statement; Consent to Use of Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Harold H. Martin

Harold H. Martin

For

Law Offices of Harold H. Martin, P.A.